EXHIBIT 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT ("Agreement") is entered into this 24th of July, 2008, by and among MAR KED MINERAL EXPLORATION, INC., a Nevada corporation (hereinafter referred to as "Buyer"); and JOEL C. HOLT, AGENT and DOUBLE EAGLE HOLDINGS, LTD. , hereinafter referred to as "Sellers"), being the sole shareholders of NORTH AMERICAN EXPLORATION, INC., a Nevada corporation (hereafter referred to as "Company").

WHEREAS, Seller is the owner of record and beneficially owns Eleven Thousand (11,000) shares of the issued and outstanding shares of Common Stock of the Company (“Shares"); and

WHEREAS, Seller desires to sell all of the Shares to Buyer, and Buyer desires to purchase the Shares, upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, and subject to the accuracy of the representations and warranties of the parties, the parties hereto agree as follows:

I.

SALE AND PURCHASE OF THE SHARES

1.1 Sale and Purchase. Subject to the terms and conditions hereof, at the Closing (as defined in paragraph 1.2 below), Sellers agrees to sell, assign, transfer, convey and deliver to Buyer, and Buyer agrees to purchase from Sellers, the Shares which together constitute 100% of the issued and outstanding Shares of Common Stock of the Company, attached hereto as Exhibit “A”.

1.2 Closing. The purchase shall be consummated at a closing ("Closing") to take place at 9:00 o'clock a.m., at the offices of Buyer's counsel on July 28, 2008 ("Closing Date").

1.3 Purchase Price. The aggregate purchase price ("Purchase Price") for the Shares shall be Twenty-One Million (21,000,000) shares of Common Stock of the Buyer ("Buyer's Shares"). The Purchase Price shall be paid at Closing, by issuance and delivery of Buyer's Shares to Seller against receipt of certificates representing the Shares, duly endorsed for transfer to Buyer.

1.4 Other Agreements. At the Closing, the indicated parties shall execute and deliver the following additional agreements in substantially the form attached hereto:

(a) Rescission Agreement between Buyer and Maxore Minerals Corp. attached hereto as Exhibit “B”;

(b) Stock certificates representing all of the Shares, duly endorsed to Buyer and in blank or assignments separate from the certificates, transferring the Shares from Seller to Buyer.

1.5 Basic Agreements and Transactions Defined. This Agreement and other agreements listed in paragraph 1.4, are sometimes referred to as the "Basic Agreement". The transactions contemplated by the Basic Agreement are sometimes referred to as the "Transactions".

II.

REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of Sellers. Sellers represent and warrant to Buyer as follows:

(a) Title to the Shares. At Closing, Sellers shall own of record and beneficially the number of the Shares listed in Exhibit "A", of the Company, free and clear of all liens, encumbrances, pledges, claims, options, charges and assessments of any nature whatsoever, with full right and lawful authority to transfer the Shares to Buyer. No person has any preemptive rights or rights of first refusal with respect to any of the Shares. There exists no voting agreement, voting trust, or outstanding proxy with respect to any of the Shares. There are no outstanding rights, options, warrants, calls, commitments, or any other agreements of any character, whether oral or written, with respect to the Shares.

(b) Organization. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Nevada. The Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business. The Company is duly qualified and in good standing as a foreign corporation in each jurisdiction where its ownership of property or operation of its business requires qualification.

(c) Authorized Capitalization. The authorized capitalization of the Company consists of One Million (1,000,000) shares of Common Stock, par value $.01, of which Eleven Thousand (11,000) shares have been issued and are outstanding. The Shares have been duly authorized, validly issued, are fully paid and nonassessable with no personal liability attaching to the ownership thereof and were offered, issued, sold and delivered by the Company in compliance with all applicable state and federal laws. The Company does not have any outstanding rights, options, warrants, calls, commitments, conversion or any other agreements of any character, whether oral or written, obligating it to issue any shares of its capital stock, whether authorized or not. The Company is not a party to and are not bound by any agreement, contract, arrangement or understanding, whether oral or written, giving any person or entity any interest in, or any right to share, participate in or receive any portion of, the Company's income, profits or assets, or obligating the Company to distribute any portion of its income, profits or assets.

(d) Authority. Sellers have full power and lawful authority to execute and deliver the Basic Agreements and to consummate and perform the Transactions contemplated thereby. The Basic Agreements constitute (or shall, upon execution, constitute) valid and legally binding obligations upon Sellers, enforceable in accordance with their terms. Neither the execution and delivery of the Basic Agreements by Sellers, nor the consummation and performance of the Transactions contemplated thereby, conflicts with, requires the consent, waiver or approval of, results in a breach of or default under, or gives to others any interest or right of termination, cancellation or acceleration in or with respect to, any agreement by which Sellers or the Company is a party or by which Sellesr or the Company or any of their respective properties or assets are bound or affected.

(e) Company Financial Statements. The Company Financial Statements are complete, were prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods and fairly present the financial position of the Company as of April 30, 2008.

(f) Liabilities. Except as set forth in the financial statements, Sellers are not aware of any liabilities for which the Company is liable or will become liable in the future.

(g) Taxes. The Company has filed all federal, state, local tax and other returns and reports which were required to be filed with respect to all taxes, levies, imposts, duties, licenses and registration fees, charges or withholdings of every nature whatsoever ("Taxes"), and their exists a substantial basis in law and fact for all positions taken in such reports. No waivers of periods of limitation are in effect with respect to any taxes arising from and attributable to the ownership of properties or operations of the business of the Company.

(h) Properties. The Company has good and marketable title to all its personal property, equipment, processes, patents, copyrights, trademarks, franchises, licenses and other properties and assets (except for items leased or licensed to the Company), including all property reflected in the Company Financial Statements (except for assets reflected therein which have been sold in the normal course of its business where the proceeds from such sale or other disposition have been properly accounted for in the financial statements of the Company), in each case free and clear of all liens, claims and encumbrances of every kind and character. The Company has no ownership interest in any real property. The assets and properties owned, operated or leased by the Company and used in its business are in good operating condition, reasonable wear and tear excepted, and suitable for the uses for which intended.

(i) Books and Records. The books and records of the Company are complete and correct in all material respects, have been maintained in accordance with good business practices and accurately reflect in all material respects the business, financial condition and results of operations of the Company as set forth in the Company Financial Statements.

(j) Compliance with Laws. The Company is not in violation of any federal, state, local or other law, ordinance, rule or regulation applicable to its business, and have not received any actual or threatened complaint, citation or notice of violation or investigation from any governmental authority.

(k) Compliance with Environmental Laws. The Company is in compliance with all applicable pollution control and environmental laws, rules and regulations. The Company has no environmental licenses, permits and other authorizations held by the Company relative to compliance with environmental laws, rules and regulations.

(l) Validity. All contracts, agreements, leases and licenses to which the Company is a party or by which it or any of its properties or assets are bound or affected, are valid and in full force and effect; and no breach or default exists, or upon the giving of notice or lapse of time, or both, would exist, on the part of the Company or by any other party thereto.

(m) No Adverse Changes. Since April 30, 2008, there have been no actual or threatened developments of a nature that is materially adverse to or involves any materially adverse effect upon the business, financial condition, results of operations, assets, liabilities, or prospects of the Company.

(n) Fees. All negotiations relating to the Basic Agreements and the Transactions have been conducted by the Seller in such a manner as not to give rise to any valid claim for any finder's fees, brokerage commission, financial advisory fee or related expense or other like payment for which the Company or Buyer are or may be liable.

(o) Full Disclosure. All statements of Seller contained in the Basic Agreements and in any other written documents delivered by or on behalf of the Company or Seller to Buyer are true and correct in all material respects and do not omit any material fact necessary to make the statements contained therein not misleading in light of the circumstances under which they were made. There are no facts known to Seller which could have a materially adversely affect upon the business, financial condition, results of operations, assets, liabilities, or prospects of the Company, which have not been disclosed to Buyer in the Basic Agreements.

2.2 Representations and Warranties of Buyer. Buyer represents and warrants to Seller as follows:

(a) Organization. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Nevada. Buyer has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business. Buyer is duly qualified and in good standing as a foreign corporation in each jurisdiction where its ownership of property or operation of its business requires qualification.

(b) Authority. Buyer has full power and lawful authority to execute and deliver the Basic Agreements and to consummate and perform the Transactions contemplated thereby. The Basic Agreements constitute (or shall, upon execution, constitute) valid and legally binding obligations upon Buyer, enforceable in accordance with their terms. Neither the execution and delivery of the Basic Agreements by Buyer, nor the consummation and performance of the Transactions contemplated thereby, conflicts with, requires the consent, waiver or approval of, results in a breach of or default under, or gives to others any interest or right of termination, cancellation or acceleration in or with respect to, any agreement by which Buyer is a party or by which Buyer or any of its properties or assets are bound or affected.

(c) Authorized Capitalization. The authorized capitalization of Buyer consists One Hundred Million (100,000,000) shares of Common Stock, par value $.001, of which Eight Million Eight Hundred Fifty Thousand (8,850,000) shares have been issued and will be outstanding at Closing. The outstanding shares have been duly authorized, validly issued and are fully paid and non-assessable with no personal liability attaching to the ownership thereof and were offered, issued, sold and delivered by the Buyer in compliance with all applicable state and federal laws. Buyer does not have any outstanding rights, options, warrants, calls, commitments, conversion or any other agreements of any character, whether oral or written, obligating it to issue any shares of its capital stock, whether authorized or not. Buyer is not party to, and is not bound by any agreement, contract, arrangement or understanding, whether oral or written, giving any person or entity any interest in, or any right to share, participate in or receive any portion of, Buyer’s income, profits or assets, or obligating Buyer to distribute any portion o fits income, profits or assets.

(d) Investment Intent. Buyer is acquiring the Shares for its own account, for investment purposes only, and not with a view to the sale or distribution of any part thereof, and Buyer has no present intention of selling, granting participation in, or otherwise distributing the same. Buyer understands the specific risks related to an investment in the Shares, especially as it relates to the financial performance of the Company.

(e) Authority. Buyer has full corporate and other power and lawful authority to execute and deliver the Basic Agreements and to consummate and perform the transactions contemplated thereby. The Basic Agreements constitute (or shall constitute) valid and legally binding obligations upon Buyer, enforceable in accordance with their terms. Neither the execution and delivery of the Basic Agreements by Buyer nor the consummation and performance of the Transactions contemplated thereby, conflicts with, requires the consent, waiver or approval of, results in a breach of or default under, or gives any others any interests or right of termination, cancellation or acceleration in or with respect to, any agreement by which Buyer is a party or by which Buyer or any of its properties or assets are bound or affected.

(f) Buyer Financial Statements. The Buyer’s financial statements are complete, were prepared in accordance with Generally Accepted Accounting Principles applied on a basis consistent with prior periods and fairly present the financial position of the Buyer as of June 30, 2008.

(g) Contingent Liabilities. There are no contracts or commitments or other liabilities of any kind or nature under or for which Buyer is liable as of the Closing other than its obligations under the Basic Agreements. There are no actions or suits or regulatory or governmental proceedings pending, or to Buyer’s knowledge threatened, against Buyer.

(h)  Taxes. Buyer has filed all federal, state, local tax and other returns and reports which were required to be filed with respect to all taxes, levies, imposts, duties, licenses and registration fees, charges or other withholdings of every nature whatsoever (“Taxes”), and there exists a substantial basis in law and fact for all positions taken in such returns and reports. Buyer has paid all taxes shown to be due on such returns and reports. No waivers of periods of limitation are in effect with respect to any Taxes.

(i) Compliance with Laws. The Buyer is not in violation of any federal, state, local or other law, ordinance, rule or regulation applicable to its business and has not received any actual or threatened complaint, citation or notice of violation or investigation from any governmental authority.

(j) No Adverse Change. There are no actual or threatened developments of a nature that is materially adverse to or involves any materially adverse effect upon the business, financial condition, results or operations, assets, liabilities or prospects of the Buyer.

(k) Fees. All negotiations relating to the Basic Agreements and the Transactions have been conducted by the Buyer in such a manner as not to give rise to any valid claim for any finder’s fees, brokerage commission, financial advisory fees or related expense or other like payment for which the Buyer or Seller may be liable.

(l) Investment Intent. Buyer is acquiring the Shares for its own account, for investment purposes only, and not with a view to the sale or distribution of any part thereof, and Buyer has no present intention of selling, granting participation in or otherwise distributing the same. Buyer understands the specific risks related to an investment in the Shares, especially as it relates to the financial performance of the Company.

(m) Full Disclosure. All statement of Buyer contained in the Basic Agreements and in any other written documents delivered by or on behalf of the Buyer to Seller are true and correct in all material respects and do not omit any material fact necessary to make the statements contained therein not misleading in light of the circumstances under which they were made. There are no facts known to Seller which could have a materially adversely affect upon the business, financial condition, results of operations, assets, liabilities, or prospects of the Buyer, which have not been disclosed to Seller in the Basic Agreements.

(n) Assets and Liabilities. At Closing, Buyer will not have any liabilities outstanding and will have $1,500,000 in cash.

III.

COVENANTS

3.1 Covenants of Sellers. Sellers covenants and agrees that from the date hereof to the Closing without the prior written consent of Buyer:

(a) Ordinary Course of Business. Sellers will operate the business of the Company only in the ordinary course and will use their best efforts to preserve the Company's business, organization, goodwill and relationships with persons having business dealings with them.

(b) Maintain Properties. Sellers will maintain all of the Company's properties in good working order, repair and condition (reasonable wear and use excepted) and cause the Company to take all steps reasonably necessary to maintain in full force and effect its patents, trademarks, servicemarks, trade names, brand names, copyrights and other intangible assets.

(c) No Indebtedness. Sellers will not permit the Company to create, incur, assume, guarantee or otherwise become liable with respect to any obligation for borrowed money, indebtedness, capitalized lease or similar obligation, except in the ordinary course of business consistent with past practices where the entire net proceeds thereof are deposited with and used by and in connection with the business of the Company.

(d) Maintain Books. Sellers will cause the Company to maintain its books, accounts and records in the usual, regular ordinary and sound business manner and in accordance with generally accepted accounting principles applied on a basis consistent with past practices.

(e) No Amendments. Seller will not permit the Company to amend its corporate charter or bylaws (or similar documents) without prior consent of Buyer and will cause the Company to maintain their corporate existence, licenses, permits, powers and rights in full force and effect.

(f) Taxes and Accounting Matters. Sellers will cause the Company to file when due all federal, state and local tax returns and reports which shall be accurate and complete, including but not limited to income, franchise, excise, ad valorem, and other taxes with respect to its business and properties, and to pay as they become due all taxes or assessments, except for taxes for which adequate reserves are established and which are being contested in good faith by appropriate proceedings. Seller will not permit the Company to change their accounting methods or practices or any depreciation, amortization or inventory valuation policies or practices.

(g) No Securities Issuances. Sellers will not permit the Company to issue any shares of any class of capital stock, or enter into any contract, option, warrant or right calling for the issuance of any such shares of capital stock, or create or issue any securities convertible into any securities of the Company except for the transactions contemplated herein.

(h) Due Compliance. Sellers will cause the Company to comply with all laws, regulations, rules and ordinances applicable to it and to the conduct of its business.

(i) Notice of Change. Sellers will promptly advise Buyer in writing of any material adverse change, or the occurrence of any event which involves any substantial possibility of a material adverse change, in the business, financial condition, results of operations, assets, liabilities or prospects of the Company.

(j) Consents. Sellers will use their, and will cause the Company to use its, best good faith efforts to obtain the consent or approval of each person or entity whose consent or approval is required for the consummation of the Transactions contemplated hereby and to do all things necessary to consummate the Transactions contemplated by the Basic Agreements.

IV.

CONDITIONS PRECEDENT TO THE
OBLIGATIONS OF BUYER TO CLOSE

The obligation of Buyer to close the Transactions contemplated hereby is subject to the fulfillment by Seller prior to Closing of each of the following conditions, which may be waived in whole or in part by Buyer:

4.1 Compliance with Representations, Warranties and Covenants. The representations and warranties of Seller contained in this Agreement shall have been true and correct when made and shall be true and correct as of the Closing with the same force and effect as if made at the Closing. Seller shall have performed all agreements, covenants and conditions required to be performed by Seller prior to the Closing.

4.2 No Adverse Change. There shall have been no event which has had or may have a material adverse effect upon the business, financial condition, results of operation, assets, liabilities or prospects of the Company.

4.3 No Legal Proceedings. No suit, action or other legal or administrative proceeding before any court or other governmental agency shall be pending or threatened seeking to enjoin the consummation of the Transactions contemplated hereby.

4.4 Documents to be Delivered by Seller. Seller shall have delivered the following documents:

(a) Stock certificates representing all of the Shares, duly endorsed to Buyer and in blank or accompanied by duly executed stock powers.

(b) A copy of (i) the Certificate of Incorporation of the Company, certified as correct by the Company; and (ii) the Bylaws of the Company certified as correct by the Company;

(c) All agreements referred to in paragraph 1.4 above, executed by all parties thereto other than Buyer.

(d) Such other documents or certificates as shall be reasonably required by Buyer or its counsel in order to close and consummate this Agreement.

V.

CONDITIONS PRECEDENT TO THE
OBLIGATIONS OF SELLER TO CLOSE

The obligation of Seller to close the Transactions is subject to the fulfillment prior to Closing of each of the following conditions, any of which may be waived in whole or in part by Seller:

5.1 Compliance with Representations, Warranties and Covenants. The representations and warranties made by Buyer in this Agreement shall have been true and correct when made and shall be true and correct in all material respects at the Closing with the same force and effect as if made at the Closing, and Buyer shall have performed all agreements, covenants and conditions required to be performed by Buyer prior to the Closing.

5.2 No Legal Proceedings. No suit, action or other legal or administrative proceedings before any court or other governmental agency shall be pending or threatened seeking to enjoin the consummation of the Transactions contemplated hereby.

5.3 Other Agreements. All parties other than Seller and the Company shall have executed and delivered the Basic Agreements.

5.4 Payments. Seller shall have received from Buyer, Buyer’s Shares to be issued at the Closing by Buyer pursuant to all the Basic Agreements.

VI.

MODIFICATION, WAIVERS, TERMINATION
AND EXPENSES

6.1 Modification. Buyer and Seller may amend, modify or supplement this Agreement in any manner as they may mutually agree in writing.

6.2 Waivers. Buyer and Seller may in writing extend the time for or waive compliance by the other with any of the covenants or conditions of the other contained herein.

6.3 Termination and Abandonment. This Agreement may be terminated and the purchase of the Shares may be abandoned before the Closing:

(a) By the mutual consent of Seller and Buyer;

(b) By Buyer, if the representations and warranties of Seller set forth herein shall not be accurate, or the conditions precedent set forth in Article V shall have not have been satisfied, in all material respects; or

(c) By Seller, if the representations and warranties of Buyer set forth herein shall not be accurate, or the conditions precedent set forth in Article V shall not have been satisfied in all material respects.

Termination shall be effective on the date of receipt of written notice specifying the reasons therefor.

VII.

MISCELLANEOUS

7.1 Representations and Warranties to Survive. Unless otherwise provided, all of the representations and warranties contained in this Agreement and in any certificate, exhibit or other document delivered pursuant to this Agreement shall survive the Closing for a period of two (2) years. No investigation made by any party hereto or their representatives shall constitute a waiver of any representation or warranty, and no such representation or warranty shall be merged into the Closing.

7.2 Binding Effect of the Basic Agreements. The Basic Agreements and the certificates and other instruments delivered by or on behalf of the parties pursuant thereto, constitute the entire agreement between the parties. The terms and conditions of the Basic Agreements shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successor and assigns of the parties hereto. Nothing in the Basic Agreements, expressed or implied, confers any rights or remedies upon any party other than the parties hereto and their respective heirs, legal representatives and assigns.

7.3 Applicable Law. The Basic Agreements are made pursuant to, and will be construed under, the laws of the State of Nevada.

7.4 Notices. All notices, requests, demands and other communications hereunder shall be in writing and will be deemed to have been duly given when delivered or mailed, first class postage prepaid:

(a) If to Sellers, to:

Joel C. Holt
23 Cedar Hill
Asheville, NC 29903
Telephone: (828) 231-2035
Fax: (828) 274-2025

(b) If to Buyer, to:

Mar Ked Mineral Exploration, Inc.
ATTN: Ross Silvey
11005 Anderson Mill Rd.
Austin, Texas 78750
Telephone: (512) 996-0882
Fax: (512) 692-2675

These addresses may be changed from time to time by written notice to the other parties.

7.5 Headings. The headings contained in this Agreement are for reference only and will not affect in any way the meaning or interpretation of this Agreement.

7.6 Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original and all of which together will constitute one instrument.

7.7 Severability. If any one or more of the provisions of this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable under applicable law this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. The remaining provisions of this Agreement shall be given effect to the maximum extent then permitted by law.

7.8 Forbearance; Waiver. Failure to pursue any legal or equitable remedy or right available to a party shall not constitute a waiver of such right, nor shall any such forbearance, failure or actual waiver imply or constitute waiver of subsequent default or breach.

7.9 Attorneys' Fees and Expenses. The prevailing party in any legal proceeding based upon this Agreement shall be entitled to reasonable attorneys' fees and expenses and court costs.

7.10 Expenses. Each party shall pay all fees and expenses incurred by it incident to this Agreement and in connection with the consummation of all transactions contemplated by this Agreement.

7.11 Integration. This Agreement and all documents and instruments executed pursuant hereto merge and integrate all prior agreements and representations respecting the Transactions, whether written or oral, and constitute the sole agreement of the parties in connection therewith. This Agreement has been negotiated by and submitted to the scrutiny of both Seller and Buyer and their counsel and shall be given a fair and reasonable interpretation in accordance with the words hereof, without consideration or weight being given to its having been drafted by either party hereto or its counsel.

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IN WITNESS WHEREOF, the undersigned parties hereto have duly executed this Agreement on the date first written above.

"BUYER" MAR KED MINERAL EXPLORATION, INC. By:________________________________
Ross Silvey, President

"COMPANY" NORTH AMERICAN EXPLORATION, INC. By:________________________________
Joel C. Holt, President

"SELLER" __________________________________
Joel C. Holt, Agent

DOUBLE EAGLE HOLDINGS, LTD. By:_______________________________
M.E. (Hank) Durschlag, President